UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2017

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Liberty Plaza, 7th Floor	10006
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 297-0200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On February 6, 2017, ABM Security Services, Inc., a wholly-owned subsidiary of ABM Industries Incorporated (“ABM”) entered into a Class Action Settlement and Release Agreement with Plaintiffs Jennifer Augustus, Emanuel Davis, Delores Hall, Carlton Anthony Waite, and Carlos Villacres, on behalf of themselves and the settlement class members, to settle Augustus et. al. v. ABM Security Services, Inc. (Los Angeles County Superior Court, Case Nos. BC336416, BC345918 & CG544421) (the “Augustus Settlement Agreement”) on a classwide basis for $110 million. The Augustus Settlement Agreement is contingent upon the approval of the Superior Court of California, Los Angeles County (the “Superior Court”).

The previously reported Augustus case is a certified class action involving alleged violations of certain California state laws relating to rest breaks. The case centers on whether requiring security guards to remain on call during rest breaks violated Section 226.7 of the California Labor Code. On July 31, 2012, the Superior Court entered judgment in favor of plaintiffs in the amount of approximately $89.7 million (the “common fund”). Subsequently, the Superior Court also awarded plaintiffs’ attorneys’ fees of approximately $4.5 million in addition to approximately 30% of the common fund. Under California law, post-judgment interest on the judgment accrues at a rate of 10% simple interest per year from the date the judgment was entered until it is satisfied. ABM appealed the Superior Court’s rulings to the Court of Appeals of the State of California, Second Appellate District (the “Appeals Court”). On December 31, 2014, the Appeals Court issued its opinion, reversing the judgment in favor of the plaintiffs and vacating the award of $89.7 million in damages and the attorneys’ fees award. On December 22, 2016, the California Supreme Court reversed the judgment of the Appeals Court and held in favor of the plaintiffs. The amount of post-judgment interest on December 22, 2016, was approximately $41.2 million.

ABM has also entered into a Settlement Term Sheet with plaintiff in connection with Karapetyan v. ABM Industries Incorporated and ABM Security Services, Inc. (Central District of California Case No. CV-15-08313) (the “Karapetyan case”) to settle the case on a classwide basis for $5 million. The Karapetyan case is a putative class action in which the plaintiff seeks to represent a class of security guards. The putative class primarily consists of guards who worked during time periods subsequent to the Augustus class period. Plaintiff alleges that ABM violated certain California state laws relating to meal and rest breaks and other wage and hour claims. The Karapetyan settlement is contingent upon the finalization of a long-form settlement agreement with respect to the Karapetyan case and will be further contingent on the final approval by the United States District Court for the Central District of California, as well as final approval by the Superior Court of the Augustus Settlement Agreement.

A copy of the press release dated February 7, 2017 relating to the Augustus case and the Karapetyan case is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated February 7, 2017 relating to Augustus et. al. v. ABM Security Services, Inc. (Los Angeles County Superior Court, Case Nos. BC336416, BC345918 & CG544421) and Karapetyan v. ABM Industries Incorporated and ABM Security Services, Inc. (Central District of California Case No. CV-15-08313).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
(Registrant)

Date: February 7, 2017	/s/ Barbara L. Smithers
Barbara L. Smithers
Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 7, 2017 relating to Augustus et. al. v. ABM Security Services, Inc. (Los Angeles County Superior Court, Case Nos. BC336416, BC345918 & CG544421) and Karapetyan v. ABM Industries Incorporated and ABM Security Services, Inc. (Central District of California Case No. CV-15-08313).